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                                                                     EXHIBIT 5.1


                   [Letterhead of Gibson, Dunn & Crutcher LLP]











                                 March 15, 1999

                                                                   C 66241-00026
NRG Energy, Inc.
1221 Nicollet Mall, Suite 700
Minneapolis, Minnesota 55403

                  Re:     Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as special counsel to NRG Energy, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Registration Statement to which this opinion is an Exhibit (the "Registration Statement"), of $500 million of the Company's debt securities (the "Debt Securities").

         We have examined the originals or certified copies of such corporate records, certificates of officers of the Company and/or public officials and such other documents, and have made such other factual and legal investigations, as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies.

         Based on the foregoing and in reliance thereon, and subject to completion of the corporate action proposed to be taken by the Company, the effectiveness of the Registration Statement and the due execution and delivery of the Indenture(s) pursuant to which the Debt Securities will be issued (together, the "Indenture") in materially the form filed as an Exhibit to the Registration Statement, and the qualifications and limitations set forth below, we are of the opinion that:


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NRG Energy, Inc.
March 15, 1999
Page 2

                  (a) the Debt Securities upon the issuance thereof and timely payment in full therefor in the manner described in the Registration Statement and the Prospectus Supplement describing the terms of the Debt Securities as issued, will be validly issued, fully paid and nonassessable; and

                  (b) the Debt Securities so issued will be binding obligations of the Company, entitled to the benefits provided under the Indenture pursuant to which they are issued.

         Our opinions set forth above are subject to the effect of (a) applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws and court decisions of general application (including, without limitation, statutory or other laws regarding fraudulent or preferential transfers) relating to, limiting or affecting the enforcement of creditors' rights generally, (b) general principles of equity that may limit the enforceability of any of the remedies, covenants or other provisions of the Debt Securities and the Indenture and the availability of injunctive relief or other equitable remedies and (c) the application of principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity) as such principles relate to, limit or affect the enforcement of creditors' rights generally.

         In addition, we express no opinion as to: (a) any provisions of the Debt Securities or the Indenture regarding the remedies available to any person
(1) to take action that is arbitrary, unreasonable or capricious or is not taken in good faith or in a commercially reasonable manner, whether or not such action is permitted under the Debt Securities or the Indenture or (2) for violations or breaches that are determined by a court to be non-material or without substantially adverse effect upon the ability of the Company to perform its material obligations under the Debt Securities or the Indenture; or (b) the provisions of the Debt Securities or the Indenture that may provide for interest on interest or penalty interest.

         The Company is a Delaware corporation. We are not admitted to practice in Delaware. However, we are generally familiar with the Delaware General Corporation Law and have made such review thereof as we consider necessary for the purpose of this opinion. Subject to the foregoing, this opinion is limited to Delaware, New York and federal law.

         This opinion may not be quoted in whole or in part without the prior written consent of this Firm.

         You have informed us that you intend to issue the Debt Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws referred to above as in effect on the date hereof. We understand that prior to issuing any Debt Securities you will advise us in writing of the terms thereof, will afford us an opportunity to review the operative documents pursuant to which such Debt Securities are to be issued (including the applicable Prospectus Supplement) and will file


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NRG Energy, Inc.
March 15, 1999
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such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Debt
Securities.

         We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                                     Very truly yours,



                                                     GIBSON, DUNN & CRUTCHER LLP